Exhibit 99.1
OLAPLEX Reports First Quarter 2025 Results
NEW YORK, NY – May 8, 2025 – Olaplex Holdings, Inc. (NASDAQ: OLPX) ("OLAPLEX" or the "Company") today announced financial results for the first quarter ended March 31, 2025.
Amanda Baldwin, OLAPLEX’s Chief Executive Officer, commented: "We had a solid start to the year as the quarter marked continued progress on our transformation and our Bonds and Beyond strategy, with first quarter sales coming in ahead of our expectations. As we look ahead, we believe in our ability to navigate the dynamic environment and will continue to invest behind our strategic priorities."
For the first quarter of 2025 compared to the first quarter of 2024:
•Net sales decreased 1.9% to $97.0 million;
◦By channel:
▪Specialty Retail increased 12.0% to $38.6 million;
▪Professional decreased 10.9% to $34.5 million;
▪Direct-To-Consumer decreased 7.2% to $23.9 million;
◦Net sales increased 0.6% in the United States and decreased 4.5% internationally;
•Net income was $0.5 million, as compared to $7.7 million for the first quarter of 2024;
•Diluted EPS was $0.00, as compared to $0.01 for the first quarter of 2024.

Three Months Ended March 31, 2025 Results

(Amounts in thousands, except per share and share data)
	Three Months Ended March 31,
	2025	2024	% Change
Net Sales	$96,978	$98,906	(1.9)%
Gross Profit	$67,356	$71,343	(5.6)%
Gross Profit Margin	69.5%	72.1%
Adjusted Gross Profit	$69,748	$73,530	(5.1)%
Adjusted Gross Profit Margin	71.9%	74.3%
SG&A	$47,987	$40,437	18.7%
Adjusted SG&A	$44,349	$37,249	19.1%
Net Income	$465	$7,746	(94.0)%
Adjusted EBITDA	$25,664	$35,484	(27.7)%
Adjusted EBITDA Margin	26.5%	35.9%
Diluted EPS	$0.00	$0.01	(100.0)%
Weighted Average Diluted Shares Outstanding	666,460,714	663,565,291
Adjusted gross profit, adjusted gross profit margin, adjusted SG&A, adjusted EBITDA and adjusted EBITDA margin are measures that are not calculated or presented in accordance with generally accepted accounting principles in the United States of America ("GAAP"). For more information about how we use these non-GAAP financial measures in our business, the limitations of these measures, and a reconciliation of these measures to the most directly comparable GAAP measures, please see "Disclosure Regarding Non-GAAP Financial Measures" and the reconciliation tables that accompany this release.
Balance Sheet
As of March 31, 2025, the Company had $580.9 million of cash and cash equivalents, compared to $586.0 million as of December 31, 2024. Inventory at the end of the first quarter of 2025 was $79.2 million, compared to $75.2 million at December 31, 2024. Long-term debt, net of current portion and deferred debt issuance costs was $642.4 million as of March 31, 2025, compared to $643.7 million as of December 31, 2024.
On May 1, 2025, the Company voluntarily repaid $300.0 million of outstanding long-term debt. The repayment was funded using available cash on hand and did not result in prepayment penalties or fees.

Fiscal Year 2025 Guidance
The Company is reiterating guidance for net sales, adjusted gross profit margin and adjusted EBITDA margin for fiscal year 2025, as initially disclosed by the Company on March 4, 2025. The Company's fiscal year 2025 guidance outlined below incorporates management's expectations regarding the Company’s investments and actions aimed at generating demand, increasing its innovation pipeline and strengthening its execution capabilities, including continued investment in research and development, marketing and talent. The Company’s fiscal year 2025 guidance reflects management’s expectation that its results for the second quarter of 2025 will reflect a full quarter of the incremental marketing investment that began at the end of the first quarter of 2025. Further, the Company’s fiscal year 2025 guidance incorporates the current consumer spending environment and assumes no material impact from tariffs.

For Fiscal 2025
(Dollars in millions)	2025	2024 Actual
Net Sales	$410 - $431	$423
Adjusted Gross Profit Margin*	70.5% to 71.5%	71.4%
Adjusted EBITDA Margin*	20% to 22%	30.7%
*Adjusted gross profit margin and adjusted EBITDA margin are non-GAAP measures. See “Disclosure Regarding Non-GAAP Financial Measures” for additional information.
Webcast and Conference Call Information
The Company plans to host an investor conference call and webcast to review first quarter 2025 financial results at 9:00am ET/6:00am PT on May 8, 2025. The webcast can be accessed at https://ir.olaplex.com. The conference call can be accessed by calling (201) 689-8521 or (877) 407-8813 for a toll-free number. A replay of the webcast will remain available on the website for 90 days.
About OLAPLEX
OLAPLEX is a foundational health and beauty company powered by breakthrough innovation and the professional hairstylist. Born in the lab and brought to the chair, our products are designed to enable Pros and their clients to achieve their best results and to provide consumers with a holistic healthy hair regimen. Founded in 2014, OLAPLEX revolutionized prestige hair care with its category creating Complete Bond Technology™, which works by protecting, strengthening and relinking all three bonds during and after hair services. Since then, OLAPLEX has expanded into a full suite of hair health formulas. OLAPLEX’s award-winning products are sold globally through an omnichannel model serving the professional, specialty retail, and direct-to-consumer channels.
Cautionary Note Regarding Forward-Looking Statements
This press release includes certain forward-looking statements and information relating to the Company that are based on the beliefs of management as well as assumptions made by, and information currently available to, the Company. These forward-looking statements include, but are not limited to, statements about: the Company’s financial position, operating results, growth, sales and profitability; the Company's financial guidance for fiscal year 2025, including net sales, adjusted gross profit margin and adjusted EBITDA margin; the Company’s second quarter 2025 results and marketing investment; demand for the Company’s products; the Company’s innovation strategy and pipeline, including the timing of product launches; the Company's international operations, including its distribution partners; the Company’s business transformation plans, strategies, investments, priorities and objectives, including the impact and timing thereof; the Company’s sales, marketing and education initiatives and related investments, and the impact, focus and timing thereof; general economic and industry trends, including tariffs; the Company's infrastructure and operational and business processes; inventory levels; and other statements contained in this press release that are not historical or current facts. When used in this press release, words such as "may," "will," “could," "should," "intend," "potential," "continue," "anticipate," "believe," "estimate," "expect," "plan," "target," "predict," "project," "forecast," "seek" and similar expressions as they relate to the Company are intended to identify forward-looking statements.
The forward-looking statements in this press release reflect the Company’s current expectations and projections about future events and financial trends that management believes may affect the Company’s business, financial condition and results of operations. These statements are predictions based upon assumptions that may not prove to be accurate, and they are not guarantees of future performance. As such, you should not place significant reliance on the Company’s forward-looking statements. Neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements, including any such statements taken from third party industry and market reports.

Forward-looking statements involve known and unknown risks, inherent uncertainties and other factors that are difficult to predict which may cause the Company’s actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements, including, without limitation: the Company’s dependence on the success of its business transformation plan; competition in the beauty industry; the Company’s ability to effectively maintain and promote a positive brand image, expand its brand awareness and maintain consumer confidence in the quality, safety and efficacy of its products; the Company’s ability to anticipate and respond to market trends and changes in consumer preferences and execute on its growth strategies and expansion opportunities, including with respect to new product introductions; the Company’s ability to accurately forecast customer and consumer demand for its products; the Company’s ability to limit the illegal distribution and sale by third parties of counterfeit versions of its products or the unauthorized diversion by third parties of its products; the Company's dependence on a limited number of customers for a large portion of its net sales; the Company’s ability to develop, manufacture and effectively and profitably market and sell future products; the Company’s ability to attract new customers and consumers and encourage consumer spending across its product portfolio; the Company’s ability to successfully implement new or additional marketing efforts; the Company’s relationships with and the performance of its suppliers, manufacturers, distributors and retailers and the Company’s ability to manage its supply chain; impacts on the Company’s business from political, regulatory, economic, trade and other risks associated with operating internationally; the Company’s ability to manage its executive leadership changes and to attract and retain senior management and other qualified personnel; the Company’s reliance on its and its third-party service providers’ information technology; the Company’s ability to maintain the security of confidential information; the Company’s ability to establish and maintain intellectual property protection for its products, as well as the Company’s ability to operate its business without infringing, misappropriating or otherwise violating the intellectual property rights of others; the outcome of litigation and regulatory proceedings; the impact of changes in federal, state and international laws, regulations and administrative policy, including tariffs and other trade policies; the Company’s existing and any future indebtedness, including the Company’s ability to comply with affirmative and negative covenants under its credit agreement; the Company’s ability to service its existing indebtedness and obtain additional capital to finance operations and its growth opportunities; volatility of the Company’s stock price; the Company’s “controlled company” status and the influence of investment funds affiliated with Advent International, L.P. over the Company; the impact of general economic conditions, disruptions in business conditions, and the financial strength of the Company’s consumers and customers on the Company’s business; fluctuations in the Company’s quarterly results of operations; changes in the Company’s tax rates and the Company’s exposure to tax liability; and the other factors identified under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") and in the other documents that the Company files with the SEC from time to time.
Many of these factors are macroeconomic in nature and are, therefore, beyond the Company’s control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements may vary materially from those described in this press release as anticipated, believed, estimated, expected, intended, planned or projected. The forward-looking statements in this press release represent management’s views as of the date hereof. Unless required by law, the Company neither intends nor assumes any obligation to update these forward-looking statements for any reason after the date hereof to conform these statements to actual results or to changes in the Company’s expectations or otherwise.
Disclosure Regarding Non-GAAP Financial Measures
In addition to the financial measures presented in this release in accordance with GAAP, the Company has included certain non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA margin, adjusted gross profit, adjusted gross profit margin and adjusted SG&A. Management believes these non-GAAP financial measures, when taken together with the Company’s financial results presented in accordance with GAAP, provide meaningful supplemental information regarding the Company’s operating performance and facilitate internal comparisons of its historical operating performance on a more consistent basis by excluding certain items that may not be indicative of its business, results of operations or outlook. In particular, management believes that the use of these non-GAAP measures may be helpful to investors as they are measures used by management in assessing the health of the Company’s business, determining incentive compensation and evaluating its operating performance, as well as for internal planning and forecasting purposes.

The Company calculates adjusted EBITDA as net income, adjusted to exclude: (1) interest expense, net; (2) income tax provision; (3) depreciation and amortization; (4) share-based compensation expense; (5) non-ordinary inventory adjustments; (6) certain litigation related expenses; (7) executive reorganization costs and (8) Tax Receivable Agreement liability adjustments. The Company calculates adjusted EBITDA margin by dividing adjusted EBITDA by net sales. The Company calculates adjusted gross profit as gross profit, adjusted to exclude: (1) non-ordinary inventory adjustments and (2) amortization of patented formulations. The Company calculates adjusted gross profit margin by dividing adjusted gross profit by net sales. The Company calculates adjusted SG&A as SG&A, adjusted to exclude: (1) share-based compensation expense; (2) certain litigation related expenses; and (3) executive reorganization costs. Please refer to "Reconciliation of Non-GAAP Financial Measures to GAAP Equivalents" located in the financial supplement in this release for further information regarding these adjustments for the periods presented.
Please refer to "Reconciliation of Non-GAAP Financial Measures to GAAP Equivalents" located in the financial supplement in this release for a reconciliation of these non-GAAP metrics to their most directly comparable financial measure stated in accordance with GAAP.
This release includes forward-looking guidance for adjusted EBITDA margin and adjusted gross profit margin. The Company is not able to provide, without unreasonable effort, a reconciliation of the guidance for adjusted EBITDA margin and adjusted gross profit margin to the most directly comparable GAAP measure because the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments included in the most directly comparable GAAP measure that would be necessary for such reconciliations, including (a) costs related to potential debt or equity transactions and (b) other non-recurring expenses that cannot reasonably be estimated in advance. These adjustments are inherently variable and uncertain and depend on various factors that are beyond the Company's control and as a result it is also unable to predict their probable significance. Therefore, because management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results in accordance with GAAP, it is unable to provide a reconciliation of the non-GAAP financial measures included in its fiscal year 2025 guidance.

CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except per share and share data)
(Unaudited)

	March 31, 2025	December 31, 2024
Assets
Current Assets:
Cash and cash equivalents	$580,893	$585,967
Accounts receivable, net of allowances of $21,796 and $15,859	23,829	14,934
Inventory	79,181	75,165
Prepaid expenses and other current assets	19,953	13,647
Total current assets	703,856	689,713
Property and equipment, net	1,478	1,442
Intangible assets, net	886,834	899,549
Goodwill	168,300	168,300
Other assets	10,456	8,719
Total assets	$1,770,924	$1,767,723

Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	$24,334	$10,423
Accrued expenses and other current liabilities	22,630	35,639
Current portion of long-term debt	6,750	6,750
Current portion of Related Party payable pursuant to Tax Receivable Agreement	11,842	11,842
Total current liabilities	65,556	64,654
Long-term debt	642,384	643,712
Deferred tax liabilities	5,074	5,164
Related Party payable pursuant to Tax Receivable Agreement	177,469	177,469
Other liabilities	2,112	2,322
Total liabilities	892,595	893,321

Commitments and Contingencies

Stockholders’ equity:
Common stock, $0.001 par value per share; 2,000,000,000 shares authorized, 665,710,806 and 664,224,893 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	666	664
Preferred stock, $0.001 par value per share; 25,000,000 shares authorized and no shares issued and outstanding	—	—
Additional paid-in capital	331,981	328,538
Accumulated other comprehensive loss	(748)	(765)
Retained earnings	546,430	545,965
Total stockholders’ equity	878,329	874,402
Total liabilities and stockholders’ equity	$1,770,924	$1,767,723

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(amounts in thousands, except per share and share data)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Net sales	$96,978	$98,906
Cost of sales:
Cost of product (excluding amortization)	27,230	25,376
Amortization of patented formulations	2,392	2,187
Total cost of sales	29,622	27,563
Gross profit	67,356	71,343
Operating expenses:
Selling, general, and administrative	47,987	40,437
Amortization of other intangible assets	10,893	11,289
Total operating expenses	58,880	51,726
Operating income	8,476	19,617
Interest expense	13,725	14,504
Interest income	(5,952)	(6,203)
Other (income) expense, net	(178)	947
Income before provision for income taxes	881	10,369
Income tax provision	416	2,623
Net income	$465	$7,746

Net income per share:
Basic	$0.00	$0.01
Diluted	$0.00	$0.01

Weighted average common shares outstanding:
Basic	664,685,462	660,821,930
Diluted	666,460,714	663,565,291

Other comprehensive income (loss):
Unrealized gain (loss) on derivatives, net of income tax effect	$17	$(361)
Total other comprehensive income (loss)	17	(361)
Comprehensive income	$482	$7,385

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities
Net income	$465	$7,746
Adjustments to reconcile net income to net cash provided by (used in) operating activities	(3,382)	35,961
Net cash (used in) provided by operating activities	(2,917)	43,707
Net cash used in investing activities	(996)	(1,084)
Net cash used in financing activities	(1,161)	(1,517)
Net (decrease) increase in cash and cash equivalents	(5,074)	41,106
Cash and cash equivalents - beginning of year	585,967	466,400
Cash and cash equivalents - end of period	$580,893	$507,506
Reconciliation of Non-GAAP Financial Measures to GAAP Equivalents
(amounts in thousands)
(Unaudited)
The following tables present a reconciliation of net income, gross profit and SG&A, as the most directly comparable financial measure stated in accordance with U.S. GAAP, to adjusted EBITDA, adjusted EBITDA margin, adjusted gross profit, adjusted gross profit margin and adjusted SG&A for each of the periods presented.

	Three Months Ended March 31,
	2025	2024
Reconciliation of Net Income to Adjusted EBITDA
Net income	$465	$7,746
Depreciation and amortization of intangible assets	13,372	13,626
Interest expense, net	7,773	8,301
Income tax provision	416	2,623
Share-based compensation	2,918	3,183
Certain litigation related expenses(1)	720	—
Executive reorganization cost(2)	—	5
Adjusted EBITDA	$25,664	$35,484
Adjusted EBITDA margin	26.5%	35.9%

	Three Months Ended March 31,
	2025	2024
Reconciliation of Gross Profit to Adjusted Gross Profit
Gross profit	$67,356	$71,343
Amortization of patented formulations	2,392	2,187
Adjusted gross profit	$69,748	$73,530
Adjusted gross profit margin	71.9%	74.3%

	Three Months Ended March 31,
	2025	2024
Reconciliation of SG&A to Adjusted SG&A
SG&A	$47,987	$40,437
Share-based compensation	(2,918)	(3,183)
Certain litigation related expenses(1)	(720)	—
Executive reorganization cost(2)	—	(5)
Adjusted SG&A	$44,349	$37,249
(1)Represents litigation costs related to the Lilien securities class action. The Company considers litigation costs related to the Lilien securities class action, as described in Note 12 to the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2025, to be non-recurring and non-ordinary. While the Company has not previously adjusted for these costs because the amounts incurred in 2024 were not material, commencing with the three months ended March 31, 2025, the Company has included an adjustment for these costs as a result of the court's denial of the Company's motion to dismiss in February 2025. The Company believes adjusting for such costs in the presentation of its adjusted EBITDA, adjusted EBITDA margin and adjusted SG&A provides investors with meaningful information regarding the Company’s core operating performance.
(2)Represented benefit payments associated with the departure of the Company's Chief Executive Officer that occurred in fiscal year 2023 and Chief Operating Officer that occurred in fiscal year 2022.
Contacts:
Investors:

ICR, Inc.
Allison Malkin
Partner
allison.malkin@icrinc.com

Financial Media:

Lisa Bobroff
Vice President, Global Communications & Consumer Engagement
lisa.bobroff@olaplex.com